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                              HERCULES INCORPORATED
                       COMPENSATION BENEFITS GRANTOR TRUST
                       AGREEMENT FOR MANAGEMENT EMPLOYEES

      THIS AGREEMENT, made as of the 1st day of July, 1989, between Hercules Incorporated, a Delaware corporation (the "Company"), and Wilmington Trust Company, a Delaware bank and trust company (the "Trustee").

                                   WITNESSETH:

      WHEREAS, the Company has incurred and expects to continue to incur certain unfunded benefit liability to or with respect to certain management employees pursuant to the terms of 1) the Hercules Incorporated Deferred Compensation Plan (a copy of which is appended hereto as Exhibit A), 2) the Hercules Incorporated Nonqualified Supplemental Retirement Plan (a copy of which is appended hereto as Exhibit B), 3) the Hercules Incorporated Phantom Stock Plan (a copy of which is appended hereto as Exhibit C), and 4) other retirement income or employment agreements between the Company and certain management employees, payments under which may not be made pursuant to the Hercules Incorporated Retirement Income Plan (copies of which presently existing agreements or lists of the individual management employees covered thereby that include descriptions of the amount of the Company's liability to each such management employee are appended hereto as exhibit D, provided herewith to the Trustee, and copies of any which future agreements, or lists, as described above, of the individual management employees covered thereby, shall be provided promptly to the Trustee once they have been entered into) (each plan or agreement of any of the types listed above hereinafter respectively a "Plan" and collectively the "Plans"); and

      WHEREAS, the Company desires to provide additional assurance to such management employees (the "Participants") and their surviving spouses, beneficiaries or estates under the Plans (collectively, the "Beneficiaries") that their unfunded retirement benefit rights under the Plans will be in the future be met or substantially met by application of the procedures set forth herein; and

      WHEREAS, the Company wishes to establish with the Trustee separate accounts (hereinafter the "Accounts") with respect to the Participants in each Plan in order to provide a source of payments as such are required under the terms of such Plan;

      NOW, THEREFORE, in consideration of the premises and mutual and independent promises herein, the parties hereto covenant and agree as follows:

                                    ARTICLE I

      For purposes of this Agreement, the following terms have the meanings indicated:


      1.1 "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall become the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares (as such term is hereinafter defined) then outstanding, but shall not include the Company, any wholly-owned Subsidiary (as such term is hereinafter defined) of the Company or any employee benefit plan of the Company or of any Subsidiary, or an entity holding Common Shares for or pursuant to the terms of any such plan.

      1.2 "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

      1.3 A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

          (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly:
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      (ii)  which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the preferred share purchase rights created pursuant to the Rights Agreement, dated as of June 24, 1987, between the Company and Manufacturer's Hanover Trust Company [hereinafter the "Rights"]), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

      (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, (except to the extent permitted by subparagraph (ii) (B) of this definition) or disposing of any securities of the Company.

1.4   "Board of Directors" shall mean the Board of Directors of the Company.

1.5 The occurrence of a "Change in Control Event" shall mean the occurrence of any Person (as such term is hereinafter defined) becoming an Acquiring Person.

1.6 "Common Shares" shall mean shares of Common Stock, without par value, of the Company.

1.7 "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

1.8 The occurrence of a "Solicited Change in Control Event" shall mean the occurrence of any Change in Control Event which is other than an Unsolicited Change in Control Event (as such term is hereinafter defined.)

1.9 "Subsidiary" of any Person shall man any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

1.10 "Transfer Date" shall mean the date of occurrence of the transfer of cash or other assets by the Company to the Trustee described in Section 2.3 of this Agreement.

1.11  "Trust" shall mean the trust established pursuant to this Agreement.

1.12 The occurrence of an "Unsolicited Change in Control Event" shall mean the occurrence of any Change in Control Event which is not initiated by the Company and is of such nature that would require such Change in Control Event to be reported in response to

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      Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange
      Act, as in effect on the date of this Agreement.

                                   ARITCLE II

2.1 The Company hereby transfers to the Trustee the sum of Ten Dollars ($10.00). The Trustee hereby accepts and agrees to hold, in trust, in accordance with the provisions of this Agreement, such sum of Ten Dollars ($10.00) plus such additional sums of money and such property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee and the earnings and profits thereon. All such money and property, all investments made therewith and proceeds thereof, less the payments or other distributions which, at the time of reference, shall have been made by the Trustee, as authorized herein, are referred to herein as the "Fund."

2.2 The Trustee shall hold, manage, invest and otherwise administer the Fund pursuant to the terms of this Agreement. The Trustee shall be responsible only for contributions actually received by it hereunder. The amount and frequency of each contribution of the Company to the Fund shall be determined in the sole discretion of the Company and the Trustee shall have no duty or responsibility with respect to such determination.

2.3 Within a period of not more than five (5) business days following the occurrence of an Unsolicited Change in Control Event, as certified by the Secretary or an Assistant Secretary of the Company to the Treasurer or an Assistant Treasurer of the Company, the Company will transfer to the Trustee cash or other assets in an amount equal to the present value (using a discount factor equal to the average effective interest yield of U.S. Treasury obligations maturing not less than nine (9) years and six (6) months and not more than ten (10) years and six (6) months following the date of such occurrence) of all benefits payable to the Participants and the Beneficiaries pursuant to the Plans as of the date of such Unsolicited Change in Control Event. In the event that the Company shall thereafter determine that the amount so transferred to the Trustee (the "Transfer Amount") was less than such present value as of such date, the Company shall transfer to the Trustee as promptly as possible thereafter an additional amount equal to the difference between such present value and the Transfer Amount.

2.4 Commencing on the Transfer Date, the Trustee shall maintain in an equitable manner a separate Account for each Participant under each Plan (which Plans, including any future amendments thereto, are by this reference expressly incorporated herein and made a part hereof) in which it shall keep a separate record of the share of such Participant under such Plan in the Fund. Also commencing on the Transfer Date, the Fund shall be revalued by the Trustee as of the last business day of each calendar quarter at current market values, as determined by the Trustee, and the Company and each Participant in each Plan or Beneficiary of such Participant with respect to whom a separate Account has been established shall receive from the Trustee a quarterly statement of such Account with respect to such plan.

2.5 The Trust is intended to be a trust of which the Company is treated as the owner for federal income tax purposes in accordance with the provisions of Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code"). If the Company, in its sold discretion, deems it necessary or advisable for the Company and/or the Trustee to undertake or refrain from undertaking any actions (including, but not limited to, making or refraining from making any elections or filings) in order to ensure that the Company is at all times treated as the owner of the Trust for federal income tax purposes, the Company and/or Trustee will undertake or refrain from undertaking (as the case may be) such actions.

2.6 The Trust shall be irrevocable; provided, however, that (a) the Trust may be amended at any time and to any extent by a written instrument executed by the Trustee and the Company, except that no such amendment may be made to make the Trust revocable, (b) the Trust may be so amended prior to the occurrence of a Change in Control Event to provide that the Company shall not be obligated to provide additional funding to the Trust in the event of the occurrence of a Change in Control Event, and (c) the Trust may be so amended as necessary either to obtain a favorable ruling from the Internal Revenue Service with respect to the tax consequences of the

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establishment and settlement of the Trust, or to make nonsubstantive changes which have no effect on the amount of any Participant's or Beneficiary's benefits, the time of receipt of benefits, the identity of any recipient of benefits, or the reversion of any assets to the Company prior to the Trustee's satisfaction of all of its obligations hereunder. In the event that the Plans are terminated and there are no remaining Participants or beneficiaries entitled to benefits thereunder, the Trust shall terminate and title to any remaining assets shall revert to the Company.

                                   ARTICLE III

3.1 Notwithstanding any provision in this Agreement to the contrary, if at any time while the Trust is still in existence the Company becomes insolvent (as defined herein), the Trustee shall upon written notice thereof suspend the payments of all benefits from the Fund and shall thereafter hold the Fund in suspense until it receives a court order directing the disposition of the Fund. The Company shall be considered to the insolvent if (a) it is unable to pay its debts as they fall due or (b) bankruptcy or insolvency proceedings are initiated by its creditors or the Company or any third party under the Bankruptcy Code, 11 U.S.C. Section 101 et. seq., as amended, alleging that the Company is insolvent or bankrupt, and such proceedings shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days. By its approval and execution of this Agreement, the Company represents and agrees that the Board of Directors and the Company's chief executive officer, as from time to time acting, shall have the fiduciary duty and responsibility on behalf of the Company's creditors to give the Trustee prompt written notice of any event of the Company's insolvency, and the Trustee shall be entitled to rely thereon to the exclusion of all directions or claims to pay benefits thereafter made. Absent such notice, the Trustee shall have no responsibility for determining whether or not the Company has become insolvent. If after an event of insolvency, the Company later becomes solvent without the entry of a court order concerning the disposition of the Fund, the Company shall by written notice so inform the Trustee and the Trustee shall thereupon resume all its duties and responsibilities under this Agreement without regard for this Section 3.1 until and unless the Company again becomes insolvent as such term is defined herein.

                                   ARTICLE IV

4.1 Commencing on the Transfer Date, the Trustee shall maintain all the Plan Participant records contemplated by this Agreement. All such records shall be made available to the Company promptly upon the Company's request. The Trustee shall also prepare and distribute the quarterly statements of Account referred to in Section 2.4 hereof, and shall be responsible for information with respect to payments to Participants and their Beneficiaries and shall perform such other duties and responsibilities as the Company and the Trustee agree is necessary or advisable to achieve the objectives of this Agreement.

4.2 Commencing on the Transfer Date, the Company shall determine and furnish to the Trustee all relevant information regarding benefits payable to or with respect to each Participant in each Plan, including any benefits payable after the Participant's death and the recipient of same. The Company shall regularly, at least annually, furnish revised, updated information to the Trustee.

4.3 Upon the proper application of a Participant or Beneficiary of a deceased Participant, the Trustee shall prepare a certification to the Company and to such Participant or Beneficiary that a Participant's benefits under a Plan have become payable. Such certification shall include the amount of such benefits, the manner of payment and the name, address and social security number of the recipient and shall be updated annually or upon receipt by the Trustee from the Company of a notice of a benefit change under a Plan.

4.4 Following the preparation of such certification, the Trustee shall make or commence payments to such Participant or Beneficiary (and to the Company with respect to taxes required to be withheld from such payments), in accordance with such Plan; provided, however, that before the Trustee makes or commences any such payment, the Trustee shall request, in writing, the Company's agreement that the certification is accurate with respect to the amount, fact, and time of payment. If the Company, in a writing delivered to the Trustee, agrees with such certification in

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all respects, or if the Company does not respond to the Trustee's request within fifteen (15) days after receipt of such request, the Trustee shall make payment in accordance with such certification. If the Company advises the Trustee in writing on or before the fifteenth (15th) day deadline that it does not agree that such Participant or Beneficiary is entitled to payment under such Plan, the Trustee immediately shall take whatever steps it deems appropriate to attempt to resolve the disagreement between it and the Company. If, however, the Trustee is unable to resolve such differences to its satisfaction within sixty (60) days after the Company's receipt of the above-referenced request, the Trustee shall make such payments at such time and in such form and manner as the Trustee, in its reasonable discretion, determines will best carry forth the purposes of the Trust. The Trustee shall be fully protected in making or refraining from making any payments in accordance with the provisions of this Section 4.4. The Company shall have full responsibility for the payment of all withholding taxes to the appropriate taxing authority and shall furnish each Participant or Beneficiary with the appropriate tax information form evidencing such payment and the amount thereof.

4.5 All benefits payable from the Fund to a Participant or his Beneficiary under a Plan shall be paid solely from the Account of such Participant established under such Plan and in accordance with such Plan. Upon the satisfaction of all Company liabilities under a Plan to a Participant and Beneficiary for whom an Account has been established hereunder, the Trustee shall prepare a certification to the Company showing the balance, if any, remaining in such Participant's Account under such Plan. Such balance shall thereupon be reallocated ratably by the Trustee to the Accounts of Participants and Beneficiaries being continued under such Plan in the ratio that liabilities in respect of each such Participant and Beneficiary under such Plan bear to the total liabilities to all such Participants and Beneficiaries under such Plan. Upon the satisfaction of all liabilities under a Plan in respect of Participants and Beneficiaries for whom Accounts have been established under a Plan, the Trustee shall prepare a certification to the Company showing the balance, if any, remaining in the Accounts under such Plan. Such balance shall thereupon be reallocated ratably by the Trustee to the Accounts of Participants and Beneficiaries under the other Plans covered by this Agreement in the ratio that liabilities in respect of each such Participant and Beneficiary under each such Plan bear to the total liabilities to all such Participants and Beneficiaries under each such Plan. Upon satisfaction of all liabilities of the Company under the Plans to Participants and Beneficiaries for whom Accounts have been established hereunder, the Trustee shall prepare a certification to the Company and shall thereupon hold or distribute the Fund in accordance with the written instructions of the Company. At no time prior to the Company's insolvency, as defined in Section 3.1, or the satisfaction of all liabilities of the Company under the Plans in respect of Participants and Beneficiaries having Accounts hereunder shall any part of the Fund revert to the Company. The Trustee shall have no responsibility for determining whether any Participant or Beneficiary has died and shall be entitled in that regard to rely upon information furnished by the Company.

4.6 The Company reserves the right to transfer to the Fund paid-up life insurance, retirement income or annuity policies or contracts on or for the life of any Participant for whom an Account has been established hereunder or to direct the Trustee to purchase any such policies or contracts on or for the life of any such Participant out of the amounts to the credit of his Account under any of the Plans. Any such policy or contract shall be an asset of the Fund subject to the claims of the Company's creditors in the event of insolvency, as specified in Section 3.1. The proceeds of any life insurance policy shall upon the death of the insured Participant be credited to his Account under the applicable Plan and shall be an additional source of benefits, if any, payable to his Beneficiary. If no such Beneficiary survives the Participant, or upon the Death of the Beneficiary, any balance remaining to the credit of such Participant's Accounts in accordance with Section 4.5.

4.7 Nothing provided in this Agreement shall relieve the Company of its liabilities to pay the retirement benefits provided under the Plans except to the extent such liabilities are met by applications of Fund assets. It is the intent of the Company to have each Account established hereunder treated as a separate trust designed to satisfy in whole or in part the Company's liability under the Plans in respect of the Participant for whom such Account has been established. The

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Company, therefore, agrees that all income, deductions and credits of each such
Account belong to it as owner for federal and state income tax purposes and will be included on the Company's federal and state income tax returns.

4.8 In the event any Participant or his Beneficiary is determined to be subject to federal or state income tax on any amount to the credit such Participant's Account under this Agreement prior to the time of payment hereunder, the entire amount determined to be so taxable shall be distributed by the Trustee to such Participant or Beneficiary. An amount to the credit of a Participant's Account shall be determined to be subject to federal or state income tax upon the earliest to occur of:

      (a) a final determination by the Internal Revenue Service addressed to the Participant or his Beneficiary which is not appealed to the courts; or

      (b) a final determination by the United States Tax Court or any other Federal court affirming any such determination by the Internal Revenue Service; or

      (c) an opinion of counsel for the Company addressed to the Company and the Trustee, that, by reason of Treasury Regulations, amendments to the Code, published Internal Revenue Service rulings, court decisions or other substantial precedent, amounts to the credit of the Participant's Account hereunder are subject to federal or state income tax prior to payment; provided that any such Participant or Beneficiary shall be entitled to challenge any such opinion of counsel in any court of competent jurisdiction.

                                    ARTICLE V

5.1 The Company shall provide the Trustee with copies of each of the Plans and of all amendments thereto promptly upon their adoption. The Trustee may rely on any certification, notice or direction of the Company that the Trustee reasonably believes to have been signed by a duly authorized officer or agent of the Company. The Trustee shall have no responsibility for acting or not acting in reliance upon any notification reasonably believed by the Trustee to have been so signed.

5.2 The Company shall make its contributions to the Trust in accordance with appropriate corporate action and the Trustee shall have no responsibility with respect thereto, except to add such contributions to the Fund.

5.3 The Company shall indemnify and hold harmless the Trustee for any liability or expenses, including, without limitation, advances for or prompt reimbursement of reasonable fees and expenses of counsel and other agents retained by it, incurred by the Trustee with respect to holding, managing, investing or otherwise administering the Fund, other than by the Trustee's negligence or willful misconduct.

                                   ARTICLE VI

6.1 The Trustee shall not be liable in discharging its duties hereunder, including, without limitation, its duty to invest and reinvest the Fund, if it acts in good faith, in a manner reasonable and equitable in view of the interest of the Participants and the Beneficiaries, and in a manner in which persons of ordinary prudence, diligence, discretion and judgment would act in the management of their own affairs, and in accordance with the terms of this Agreement and any applicable Federal or state laws, rules or regulations.

6.2 Subject to investment guidelines agreed to in writing from time to time by the Company and the Trustee, the Trustee shall have the power in investing and reinvesting the Fund in its sole discretion:



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            (a) To invest and reinvest in any property, real, personal or mixed, wherever situated and whether or not productive of income or consisting of wasting assets, including without limitation, common and preferred stock, bonds, notes, debentures, leasehold, mortgages, certificates of deposit or demand or time deposits (including any such deposits with the Trustee), shares of investment companies and mutual funds, interests in partnerships and trusts, insurance policies and annuity contracts, and oil, mineral or gas properties, royalties, interests or rights, without being limited to the classes of property in which trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund;

            (b) To retain any property at any time received by the Trustee;

            (c) To sell or exchange any property held by it at public or private sale, for cash, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

            (d) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

            (e) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property so deposited;

            (f) To hold uninvested any moneys received by it, without liability for interest thereon, until such moneys shall be invested, reinvested or disbursed;

            (g) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

            (h) To employ suitable agents and counsel, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;

            (i) To cause any property held by it to be registered and held in the name of one or more nominees, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold securities in bearer form;

            (j) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

            (k) To execute and deliver all instruments which will accomplish or facilitate the exercise of the powers vested in the Trustee;

            (l) Generally, to do all acts, whether or not expressly authorized, that the Trustee may reasonably deem necessary or desirable for the protection of the Fund.

Notwithstanding the foregoing, the Trustee shall upon the written direction of the Company invest all or part of the amount to the credit of any Participant's Account in a commercial annuity, retirement income or life insurance policy or contract selected by the Company and the Trustee shall have no responsibility for any such investment other than as owner and custodian thereof. The Trustee shall not have the power to

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purchase, exchange, or otherwise deal with or dispose of any assets of the Fund for less than adequate and full consideration in money or money's worth.

      6.3 The Trustee shall distribute cash or property from the Fund in accordance with Article IV hereof. The Trustee may make any distribution required hereunder by mailing its check for the specified amount, or delivering the specified property, to the person to whom such distribution or payment is to be made, at such address as may have been last furnished to the Trustee, or if no such address shall have been so furnished, to such person in care of the Company, or (if so directed by the Company) by crediting the account of such person or by transferring funds to such person's account by bank or wire transfer.

      6.4 If at any time there is no person authorized to act under this Agreement on behalf of the Company, the Board of Directors or its designee or designees shall have the authority to act hereunder.

                                   ARTICLE VII

      7.1 While given assets remain part of the Fund, the Company shall pay any federal, state or local taxes on such assets, or any part thereof, and on the income therefrom.

      7.2 The Company shall pay to the Trustee its reasonable expenses for the management and administration of the Fund, including without limitation, advances for or prompt reimbursement of reasonable expenses of counsel and other agents employed by the Trustee, and reasonable compensation for its services as Trustee hereunder, the amount of which shall be agreed upon from time to time by the Company and the Trustee in writing. Such expenses and compensation shall be payable to the Trustee by the Company, and unless and until paid by the Company shall be a charge on the Fund and shall constitute a lien thereon in favor of the Trustee.

                                  ARTICLE VIII

      8.1 The Trustee shall maintain records with respect to the Fund that show all its receipts and disbursements hereunder. The records of the Trustee with respect to the Fund shall be open to inspection by the Company, or its representatives, at all reasonable times during normal business hours of the Trustee, and may be audited not more frequently than once each fiscal year by an independent certified public accountant engaged by the Company.

      8.2 Within a reasonable time after the close of each fiscal year of the Company (or, in the Trustee's discretion, at more frequent intervals), or upon any termination of the duties of the Trustee hereunder, the Trustee shall prepare and deliver to the Company a statement of transactions reflecting its acts and transactions as Trustee during such fiscal year, portion thereof or during such period from the close of the last fiscal year or last statement period to the termination of the Trustee's duties, respectively, including a statement of the then current value of the Fund. The Trustee shall also prepare and furnish to the Company a statement of the then current value of each Account.

                                   ARTICLE IX

      9.1 The Trustee may resign at any time by delivering written notice thereof to the Company; provided, however, that no such resignation shall take effect until the earlier of (i) sixty (60) days from the date of delivery of such notice to the Company or (ii) the appointment of a successor trustee.

      9.2 The Trustee may be removed at any time by the Company upon sixty (60) days written notice of such removal, unless such notice period is waived in whole or in part by the Trustee.

      9.3 Upon the resignation or removal of the Trustee, a successor trustee shall be appointed by the Company. Such successor trustee shall be a bank or trust company established under the laws

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      of the United States or a State within the United States. Such appointment shall take effect upon the delivery to the Trustee of (a) a written appointment of such successor trustee, duly executed by the Company, and
      (b) a written acceptance by such successor trustee, duly executed thereby. Any successor trustee shall have all the rights, powers and duties granted the Trustee hereunder.

      9.4 If, within sixty (60) days of either the delivery of the Trustee's written notice of resignation or the Trustee's receipt of the written notice of removal, a successor trustee shall not have been appointed, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.

      9.5 Upon the resignation or removal of the Trustee and the appointment of a successor trustee, and after the acceptance and approval of its account, the Trustee shall transfer and deliver the Fund to the successor. Under no circumstances shall the Trustee transfer or deliver the Fund to any successor which is not a bank or trust company as hereinabove defined.

                                    ARTICLE X

      10.1 The Trust established pursuant to this Agreement may not be terminated by the Company prior to the satisfaction of all liabilities with respect to all Participants in the Plans and their Beneficiaries. Upon receipt of a written certification from the Trustee that all liabilities have been satisfied with respect to all Participants in the Plans and their Beneficiaries, the Company may terminate the Trust upon delivery to the Trustee of a duly executed instrument of termination.

      10.2 Upon the termination of the Trust in accordance with Section 10.1, the Trustee shall, after the acceptance and approval of its account, distribute the Fund to the Company. Upon completing such distribution, the Trustee shall be relieved and discharged. The powers of the Trustee shall continue as long as any part of the Fund remains in its possession.

                                   ARTICLE XI

      11.1 This Agreement shall be construed and interpreted under, and the Trust hereby created shall be governed by, the laws of the State of Delaware, except to the extent that applicable Federal law supersedes Delaware law.

      11.2 Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.

      11.3 No right or interest of any Participant or any Beneficiary in any assets of the Fund shall be transferrable or assignable or shall be subject to alienation, anticipation or encumbrance, and no right or interest of any Participant or Beneficiary in the Plans or in the Fund shall be subject to any garnishment, attachment or execution. No Participant or any Beneficiary shall have any preferred claim on, or any beneficial ownership interest in any assets of the Fund before such assets are paid to such Participant or Beneficiary as provided in Article IV, and all rights created under the Plans and this Agreement shall be unsecured contractual rights of the Participants and the Beneficiaries against the Company. Notwithstanding the foregoing, the Fund shall at all times remain subject to claims of creditors of the Company in the event the Company becomes insolvent as provided in Section 3.1.

      11.4 Any provision of this Agreement that is prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.

      11.5 This Agreement shall be binding upon and inure to the benefit of any successor to the Company or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to the Company or its business or any subsequent successor thereto shall promptly notify the Trustee in writing of its

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
      successorship. In no event shall any such transaction described herein suspend or delay the rights of Plan Participants or the Beneficiaries of deceased Participants to receive benefits hereunder.

      11.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one Agreement.

      11.7 Communications to the Trustee shall be sent to:

           Michael A. DiGregorio
           Trust Officer and Trust Counsel
           Wilmington Trust Company
           Rodney Square North
           Wilmington, Delaware 19890

or to such other address as the Trustee may specify in writing. Communications to the Company shall be sent to:

           John R. Long
           Director, Investments
           Hercules Incorporated
           Hercules Plaza
           Wilmington, DE  19894

or to such other address as the Company may specify in writing.

      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the date hereinabove first written.

Attest:___________________________  WILMINGTON TRUST COMPANY


                                    By____________________________
                                             Barbara Uberti
                                             Vice President



Attest:__________________________   HERCULES INCORPORATED


                                    By___________________________
                                             A. L. Searl
                                             Vice President and Treasurer




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